For Immediate Release	For Further Information Contact: Robert E. Phaneuf
Monday, March 3, 2008	Vice President - Corporate Development (918) 632-0680

RAM ENERGY RESOURCES REPORTS YEAR-END 2007 PROVED RESERVES

-	PROVED RESERVES REACH RECORD LEVEL OF 39.4 MILLION BOE MORE THAN DOUBLE LAST YEAR’S TOTAL OF 18.5 MILLION BOE

-	PRESENT VALUE OF RESERVES DISCOUNTED AT 10% TOTALS $912 MILLION VERSUS YEAR-END 2006 OF $270 MILLION

-	FULL YEAR RESERVE REPLACEMENT RATE OF 1500% WITH DRILLING AND ACQUISITION COST OF $15 PER BOE

Tulsa, Oklahoma – RAM Energy Resources, Inc. (Nasdaq: RAME) announced today that estimates of its proved oil and natural gas reserves at December 31, 2007 totaled 39.4 million barrels of oil equivalent (BOE) compared to 18.5 million BOE at year-end 2006. Year-end 2007 proved reserve volumes are more than double the company’s reserve volumes at year-end 2006 as shown in the accompanying table, principally as a result of the acquisition of Ascent Energy late in 2007. Proved reserves at year-end 2007 are higher by 20.9 million BOE, or 113 percent, than proved reserves at year-end 2006.

Reserve Replacement and Finding Cost

Additions to proved reserves from all sources replaced 2007 production of 1.4 million BOE more than 15 times. Similarly, reserve adds, exclusive of the significant reserve additions contributed by the acquisition of Ascent and Ascent’s production for the month of December 2007, were 2.5 times 2007 total production. The finding and development cost associated with proved reserve additions from all sources, was approximately $15 per BOE in 2007. Exclusive of the acquisition of Ascent, the finding and development cost associated with proved reserve additions from all other sources was approximately $11 per BOE in 2007.

Year-end 2007 estimated proved reserves of 39.4 million BOE are composed of 19.5 million barrels of oil, 4.3 million barrels of natural gas liquids and 93.4 Bcf of natural gas. Crude oil and natural gas liquids represent 60 percent of total proved reserves and natural gas reserves represent the remaining 40 percent of total proved reserves. Of the total proved reserves, a substantial 63 percent were classified as proved developed reserves.

Prices and PV-10 Value

Based on 2007 year-end average prices of $93.90 per barrel for oil, $54.69 per barrel for natural gas liquids and $7.00 per Mcf for natural gas, calculated using SEC mandated methodology, the present value of estimated future net revenues, before income taxes, discounted at 10 percent (PV-10), attributable to the estimate of total proved reserves was $911.5 million at year-end 2007. This compares to a PV-10 of $269.9 million at year-end 2006, calculated using year-end 2006 prices of $58.74 per barrel for oil, $36.51 per barrel for natural gas liquids and $5.51 per Mcf for gas. The increase in PV-10 value at year-end 2007 compared to that of the prior year is primarily attributable to the increase in reserve volumes associated with the acquisition of Ascent and the increase in prices at year-end 2007 over those of the prior year for oil, natural gas liquids and natural gas. The price of oil in particular was 60 percent higher at year-end 2007 than at year-end 2006 and exerted a significant impact on the PV-10 value given the percentage of oil and natural gas liquids in the firm’s hydrocarbon mix. RAM continues to employ, as it has in the past, independent petroleum engineering firms to prepare estimates of its proved reserves in all its operating areas.

Capital Expenditures

During 2007, the company made total oil and gas capital expenditures of $345.3 million, of which $322.6 million, or 93 percent, was spent to acquire Ascent and other proved reserves,

$11.8 million was spent primarily on development and exploitation activities, $6.6 million was spent on exploration and $4.3 million on the acquisition of unproven properties and allocated geological and geophysical expense. The non-acquisition capital spending of $22.7 million, was focused primarily on maintaining production volumes in the company’s Electra/Burkburnett areas in North Texas, accelerating drilling activity on its Barnett Shale acreage in North Texas, testing the results of two exploration wells on the company’s Wolfcamp shale play in West Texas and initiating activity on newly acquired properties of Ascent. As a result of the expected contribution to cash flow associated with its acquisition of Ascent and the expanded opportunities for development and exploitation, the company’s non-acquisition capital budget for the 2008 year is $80 million, a substantial increase over the $22.7 million spent in 2007.

Forward-Looking Statements

This release includes certain statements that may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this release, other than statements of historical facts, that address estimates of reserves, PV-10, standardized measure, future production, exploitation activities, operating costs, capital spending, cash flow, realized prices of oil and gas, the impact of oil and gas derivative financial instruments, and events or developments that the company expects or believes are forward-looking statements. Although RAM believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include oil and gas prices, developmental, exploitation and exploration successes, actions taken and to be taken by governments as a result of political and economic conditions or other factors, inflation rates, continued availability of capital and financing, and general economic, market or business conditions as well as other risk factors described from time to time in the company’s filings with the SEC. The company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.

RAM is an independent energy company engaged in the acquisition, development, exploitation and exploration of oil and gas properties and the marketing of natural gas and crude oil. Company headquarters are in Tulsa, Oklahoma, and its common shares are traded on the Nasdaq Exchange under the symbol RAME. For additional information, visit the company website at www.ramenergy.com

	RAM Energy Resources, Inc. Total Net Proved Reserves (4) As of December 31, 2007

		Oil	Gas	NGL	Oil (1)	PV-10 (2)
		MBbl	MMCF	MBbl	MBOE	M$

	Proved Producing	12,648	40,504	2,300	21,698	521,170
	Proved Non-Producing	904	10,486	265	2,917	72,130
	Proved Undeveloped	5,992	42,369	1,706	14,759	318,250
	Total Proved	19,544	93,358	4,271	39,375	911,549
	(3) Average Pricing: Oil - $93.90/bbl; Gas - $7.00/MCF; NGL - $54.69/bbl

	RAM Energy Resources, Inc. Total Net Proved Reserves (4) As of December 31, 2006

		Oil	Gas	NGL	Oil	PV-10
		MBbl	MMCF	MBbl	MBOE	M$

	Proved Producing	6,288	23,582	1,478	11,696	165,919
	Proved Non-Producing	666	3,306	193	1,410	26,126
	Proved Undeveloped	3,841	6,311	452	5,345	77,847
	Total Proved	10,796	33,199	2,123	18,452	269,892
	(3) Average Pricing: Oil - $58.74/bbl; Gas - $5.51/MCF; NGL - $36.51/bbl

	RAM Energy Resources, Inc. Difference in Net Proved Reserves (4) December 31, 2007 vs December 31, 2006

		Oil	Gas	NGL	Oil	PV-10
		MBbl	MMCF	MBbl	MBOE	M$

	Proved Producing	6,360	16,921	822	10,002	355,251
	Proved Non-Producing	238	7,180	73	1,507	46,004
	Proved Undeveloped	2,151	36,058	1,253	9,414	240,403
	Total Proved	8,748	60,159	2,148	20,923	641,657
	(3)Average Pricing: Oil - $35.16/bbl; Gas - $1.49/MCF; NGL - $18.18/bbl

(1)	Natural gas converted to barrels of oil equivalent (BOE) at the rate of 6 MCF per BOE.

(2)	PV-10: The present value of pre-tax future net income from proved reserves discounted at a rate of 10%.
(3)	Hydrocarbon prices calculated using SEC mandated methodology.
(4)	RAM employs independent third party petroleum engineering firms to prepare estimates of its proved reserves in all of the company’s operating areas.